Exhibit 25(b)
FORM T-2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

DOUGLAS J. MACINNES
(Name of trustee)

N/A (I.R.S. employer identification no.)	101 Barclay Street Floor 21W New York, NY 10286 (Business address: street, city state and zip code)
___________________________

ALLETE, Inc.
(Exact name of obligor as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0418150 (I.R.S. employer identification no.)
30 West Superior Street Duluth, Minnesota (Address of principal executive offices)	55802-2093 (Zip code)
___________________________

First Mortgage Bonds
(Title of the indenture securities)

1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe eachsuch affiliation.

None. (see Note on page 3.)

2.	Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

(a)	Title of the securities outstanding under each such other indenture.

Not applicable.

(b)
A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable.

11.	List of Exhibits.

None.

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Douglas MacInnes  have signed this statement of eligibility in The City of New York and State of New York, on the 7th day of December, 2007.

/S/         DOUGLAS J. MACINNES
Name:   DOUGLAS J. MACINNES